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EXHIBIT 5.1

[KING & SPALDING LLP LETTERHEAD]

June 1, 2005

ev3 Inc.
4600 Nathan Lane North
Plymouth, Minnesota 55442

Ladies and Gentlemen:

        We have acted as counsel to ev3 Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale by the Company and the sale by the selling stockholder of the Company named in the Registration Statement (the "Selling Stockholder") of shares (including shares subject to an over-allotment option) of the Company's common stock, $0.01 par value per share (together with any additional shares of common stock that may be issued by the Company in accordance with Rule 462(b) (as prescribed by the Commission under the Act) in connection with the offering described in the Registration Statement, the "Shares"). Prior to the consummation of the offering of the Shares, (1) the Company's Board of Directors and stockholders will adopt an Amended and Restated Certificate of Incorporation (the "Charter") and the Company's Board of Directors will adopt Amended and Restated Bylaws (the "Bylaws"), forms of which we have reviewed, and (2) ev3 LLC will merge with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of April 4, 2005, by and between ev3 LLC and the Company.

        In our capacity as such counsel, we have examined (1) the Registration Statement, (2) a specimen certificate evidencing the common stock, (3) a form of the Charter, and (4) a form of the Bylaws, the latter three of which have been or will be filed with the Commission as exhibits to the Registration Statement.

        We have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly. We have relied, as to the matters set forth therein, on certificates and telegrams of public officials and representatives of the Company.

        Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

  1.
  When the Charter has been adopted by the Company's Board of Directors and stockholders and filed with the Secretary of State of the State of Delaware, and upon payment for and delivery of the Shares to be sold by the Company (the "Company Shares") in accordance with an underwriting agreement approved by the Board of Directors of the Company providing for the sale of the Shares as described in the Registration Statement, the Company Shares will be validly issued, fully paid and nonassessable.

  2.
  When the Charter has been adopted by the Company's Board of Directors and stockholders and filed with the Secretary of State of the State of Delaware, and upon issuance of the Shares to be sold by the Selling Stockholder (the "Selling Stockholder Shares") upon consummation of the Merger, the Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

        This opinion is limited in all respects to the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, to the reference to our firm under the caption "Validity of Securities" in the prospectus constituting part of the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the offering described in the Registration Statement.

Very truly yours,
/s/ KING & SPALDING LLP

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  EXHIBIT 5.1